Exhibit 99.1

Ocugen and Roots Pharmaceutical Complete License Agreement for OCU400 Modifier Gene Therapy for Retinitis Pigmentosa in the Middle East and North Africa

October 14, 2026

•	Establishes strategic commercial reach across the Middle East and North Africa, advancing Ocugen’s goal of enabling global patient access to potentially transformational gene therapies

•	Expands access to a potential one-time gene therapy for retinitis pigmentosa in a region with high disease prevalence and substantial unmet need

•	Agreement includes upfront license fee and initial development payments up to $4 million, potential sales milestones up to $255 million, and royalties equaling 22% of net sales; Ocugen will manufacture and supply OCU400

MALVERN, Pa., Oct. 14, 2026 (GLOBE NEWSWIRE) -- Ocugen, Inc. (“Ocugen” or the “Company”) (NASDAQ: OCGN), a pioneering biotechnology leader in gene therapies for blindness diseases, today announced the execution of a licensing agreement with Roots Pharmaceutical, and its strategic partner Al-Dhow International Holding, for the exclusive rights to OCU400, Ocugen's novel modifier gene therapy for the treatment of Retinitis Pigmentosa (RP), in the Middle East and North Africa (MENA) region.

Subject to the terms of the License Agreement, Ocugen will receive an upfront license fee and potential initial development milestone payments of up to $4 million, in the aggregate, as well as potential sales milestone payments of up to $255 million, and royalties equaling 22% of OCU400 net sales generated by Roots Pharmaceutical. Ocugen will manufacture the commercial supply of OCU400 under terms of a related supply agreement.

Ocugen believes RP is a leading cause of inherited vision loss globally, with a particularly significant unmet need across the MENA region, where the prevalence of RP is estimated to be 10 to 20 times higher than in the U.S. and EU. Through OCU400, Roots Pharmaceutical aims to help address this substantial unmet need by potentially providing a treatment option for people in the MENA region living with RP and facing progressive vision loss and potential blindness.

“By partnering with Roots Pharmaceutical, an established leader with strong reach across the Middle East and North Africa, we are expanding our ability to bring our potential one-time gene therapy to patients in a region where retinitis pigmentosa is highly prevalent and the unmet medical need is significant,” said Dr. Shankar Musunuri, Chairman, Chief Executive Officer and Co-founder of Ocugen. “This agreement represents another important step in our strategy to build strong regional partnerships and expand global access to our potentially transformational gene therapies.”

Roots Pharmaceutical is an established and rapidly growing pharmaceutical company serving key markets across the MENA region. With more than two decades of operating experience and expertise in commercializing innovative medicines, the company’s regional capabilities and established healthcare relationships position it as a strong partner for bringing OCU400 to RP patients across MENA.

"This partnership reflects Roots' commitment to bringing breakthrough gene therapies to the Middle East and North Africa, leading and shaping the treatment paradigm for our patients, which is our main objective," said Dr. Islam Zayed, Chief Executive Officer and Co-Founder of Roots Pharmaceutical. "OCU400 has the potential to change the outlook, and the lives, of patients living with retinitis pigmentosa. We look forward to working closely with Ocugen to build the diagnosis-to-treatment pathway that gene therapy requires across our markets, and to exploring further collaboration across Ocugen's ophthalmology pipeline."

Ocugen continues to advance OCU400 through its Phase 3 liMeliGhT clinical trial with a topline data readout expected in the first quarter of 2027, followed by global regulatory submissions, including a Biologics License Application in the U.S. and a Marketing Authorization Application in Europe.

About Ocugen, Inc.

Ocugen, Inc. is a pioneering biotechnology company developing gene therapies for blindness diseases. The Company’s breakthrough modifier gene therapy platform has the potential to address significant unmet medical needs across large patient populations through a gene-agnostic approach. Unlike traditional gene therapies and gene-editing technologies that target a single gene mutation, Ocugen’s modifier gene therapies are designed to address the underlying disease biology by restoring balance across multiple gene networks. The Company is currently advancing programs for inherited retinal diseases and other causes of blindness that affect millions worldwide, including retinitis pigmentosa, Stargardt disease, and geographic atrophy, an advanced form of dry age-related macular degeneration. Discover more at www.ocugen.com and follow the Company on LinkedIn and X.

About Roots Pharmaceutical Company

Founded in Kuwait in 2006, Roots Pharmaceutical is a fully integrated healthcare provider specializing in commercializing innovative therapies, medical devices, and an aesthetic line across the Middle East and North Africa. It is led by a team with over 25 years of pharmaceutical industry experience.

Roots Pharmaceuticals has established a direct commercial presence in the MENA region (Middle East and North Africa), mainly in GCC countries and key North African countries, with a therapeutic portfolio spanning neurology, hematology, oncology, rare diseases, dermatology, cardiovascular, medical devices and aesthetic line.

With 30+ global partners and a $300M+ product pipeline, Roots Pharmaceutical and its strategic partner Al-Dhow Group are committed to delivering meaningful healthcare impact across the MENA region through innovation, access and excellence. Its operations are ISO 9001:2015-certified and externally audited by PwC.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the anticipated benefits to Ocugen of the definitive license agreement and supply agreement with Roots Pharmaceutical Company, as well as statements regarding strategy, the potential amounts of milestone payments and royalty payments that may be received under the license agreement, business plans and objectives for Ocugen’s clinical programs, plans and timelines for the preclinical and clinical development of Ocugen’s product candidates, including the therapeutic potential, clinical benefits and safety thereof, expectations regarding timing, success and data announcements of current ongoing preclinical and clinical trials, including the timing of data readouts and marketing applications, the ability to initiate new clinical programs, statements regarding qualitative assessments of available data, potential benefits, expectations for ongoing clinical trials, anticipated regulatory filings and anticipated development timelines, statements regarding potential market size and commercial possibilities of Ocugen’s product candidates, which are subject to risks and uncertainties. Ocugen may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks, and uncertainties that may cause actual events or results to differ materially from Ocugen’s current expectations, including, but not limited to, the risks that the license agreement and supply agreement with Roots Pharmaceutical Company will not lead to the current anticipated benefits to Ocugen; that preliminary, interim and top-line clinical trial results may not be indicative of, and may differ from, final clinical data; that unfavorable new clinical trial data may emerge in ongoing clinical trials or through further analyses of existing clinical trial data; that earlier non-clinical and clinical data and testing may not be predictive of the results or success of later clinical trials; and that clinical trial data are subject to differing interpretations and assessments, including by regulatory authorities. These and other risks and uncertainties are more fully described in Ocugen’s filings with the Securities and Exchange Commission (SEC), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that Ocugen files with the SEC. Any forward-looking statements that Ocugen makes in this press release speak only as of the date of this press release. Except as required by law, Ocugen assumes no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events, or otherwise, after the date of this press release.

Contacts:

Investors:

Candice Masse, astr partners

candice.masse@astrpartners.com

Media:

Chris Clark, Ocugen

chris.clark@ocugen.com